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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-136105 on Form S-8 of our report dated March 25, 2009 relating to the consolidated financial statements of California Coastal Communities, Inc. and subsidiaries (the "Company") appearing in this Annual Report on Form 10-K of California Coastal Communities, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 25, 2009

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  EXHIBIT 23.1